FOR IMMEDIATE RELEASE
CONTACT:  MARK D. GAINER, CHAIRMAN/PRESIDENT/CEO
PHONE:  (717) 653-1441

Union National Financial Corporation Board of Directors Announces the Departure of Michael A. Frey and Clement M. Hoober.

The Board of Directors of Union National Financial Corporation (“Union National”) announced today that Michael A. Frey will leave the positions of Vice President and director of Union National and President, Chief Operating Officer, and director of Union National Community Bank effective immediately as part of Union National’s restructuring program. Mark D. Gainer will be assuming an expanded role in his capacity of Chairman and Chief Executive Officer of Union National Community Bank and Chairman, President, and Chief Executive Officer of Union National.

The Board also announced the departure of Clement M. Hoober, Chief Financial Officer and Treasurer of Union National and Executive Vice President and Chief Financial Officer of Union National Community Bank. A search to review inside and outside candidates for the position of Chief Financial Officer has been initiated.

Speaking on behalf of the Board of Directors, Carl Hallgren, Vice Chairman, said, “Mark has been an integral member of the Union National Team and his continued leadership of this company is critical in ensuring a smooth transition during the restructuring of executive management’s responsibilities. I want to express my deep appreciation for Mark’s unyielding commitment to our company. We believe that our recent management decisions were necessary in order to provide the performance that our shareholders, customers, and employees have come to expect.”

Union National Community Bank, a wholly-owned subsidiary of Union National Financial Corporation, has been serving its communities for over 150 years. The bank operates nine retail offices in Lancaster County.

For Further Information, Please Contact:
Mark D. Gainer, Chairman/President/CEO
Union National Financial Corporation
570 Lausch Lane
Lancaster, PA 17601
(717) 653-1441

This press release may contain forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. Actual results and trends could differ materially from those set forth in such statements due to various factors. Such factors include the possibility that increased demand or prices for the company's financial services and products may not occur, changing economic and competitive conditions, technological developments and other risks and uncertainties, including those detailed in the Company's filings with the Securities and Exchange Commission.